Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Lawrence P. Castellani, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Quarterly Report on Form 10-Q of Advance Auto Parts, Inc. for the quarterly period ended April 19, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Advance Auto Parts, Inc.

Date: May 20, 2003	By:	/s/ LAWRENCE P. CASTELLANI
	Name: Title:	Lawrence P. Castellani Chairman of the Board of Directors and Chief Executive Officer

I, Jimmie L. Wade, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Quarterly Report on Form 10-Q of Advance Auto Parts, Inc. for the quarterly period ended April 19, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Advance Auto Parts, Inc.

Date: May 20, 2003	By:	/s/ JIMMIE L. WADE
	Name: Title:	Jimmie L. Wade President and Chief Financial Officer